Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  October 26, 2016

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC US: FDBC) and its banking subsidiary Fidelity Deposit and Discount Bank,  announced net income for the quarter ended September 30, 2016 of $2.0 million, an improvement of $0.1 million, or 5%, compared to $1.9 million for the third quarter of 2015.  Earnings improvement resulted from strategic growth which expanded net interest income by 6%.  The Company continued to focus on its relationship management strategy with $33.1 million growth in quarterly average earning assets in the third quarter of 2016 compared to the third quarter of 2015.  $0.2 million in additional operating expenses were incurred primarily from an increase in salaries and employee benefits compared to the previous year’s third quarter.    Earnings per share on a diluted basis was $0.82 and $0.79 for the quarters ended September 30, 2016 and 2015, respectively.

“We are very pleased with the third quarter financial results and the continued growth in the Company’s performance.” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The strong results are reflective of the Fidelity Banker's commitment to building relationships and partnering with our clients to achieve financial success.  We continue to increase deposits, loans, and non-interest income, while effectively managing expenses.”

Net income increased $0.4 million, or 7%, from $5.3 million for the nine months ended September 30, 2015 to $5.7 million for the nine months ended September 30, 2016.  The year-to-date improvement stemmed from producing $1.3 million more net interest income and $0.2 million more non-interest income partially offset by less than $0.1 million higher expenses.  Earnings per share on a diluted basis was $2.30 and $2.16 for the nine months ended September 30, 2016 and 2015, respectively.

The Company’s assets increased $41.0 million, or 6%, to total $770.4 million at September 30, 2016 from $729.4 million at December 31, 2015.  The growth during the first nine months of 2016 was due mostly to a  $16.6 million net increase in the loan portfolio, $3.5 million increase in securities and $19.2 million increase in cash balances.  This growth was funded by a  $51.1 million increase in deposits and a $5.2 million increase in shareholders’ equity along with paying down $17.2 million in short-term borrowings.

Net interest income was $6.4 million for the third quarter of 2016 compared to $6.0 million for the third quarter of 2015.  The $0.4 million, or 6%, increase resulted from earning higher yields on investment securities combined with lower rates paid on liabilities, which offset the continued declining yields in the loan portfolio.  This lead to a six basis point improvement in the net interest spread and net interest margin to 3.66% and 3.78%, respectively, for the third quarter of 2016 compared to 3.60% and 3.72%, respectively, for the same 2015 quarter.

Net interest income increased $1.3 million, or 7%, to $18.7 million for the nine months ended September 30, 2016, from $17.4 million reported during the first nine months of 2015.  Net interest margin was 3.71%  and 3.69% for the nine months ended September 30, 2016 and 2015, respectively.  Net interest spread was higher by three basis points for the nine months ended September 30, 2016 compared with the same period in 2015 resulting from a seven basis point reduction on interest-bearing liability rates partially offset by a four basis point decline on interest earning asset yields.  Revenue from $34.4 million and $7.5 million higher average balances in the loan and investment portfolios, respectively, added $1.1 million to interest income.  Lower interest costs of $0.2 million resulted primarily from lower debt of $10.7 million and the repricing of deposit rates, which more than offset the added interest expense from the $37.1 million growth of interest-bearing deposits for the nine months ended September 30, 2016 compared with the same period in 2015.  Cost of funds declined 6 basis points from the lower interest costs and the $12.3 million growth in average non-interest bearing deposits.

The provision for loan losses was $25 thousand higher for the third quarter of 2016 compared to the third quarter of 2015.  Provision for loan losses was $650 thousand for the nine months ended September 30, 2016 compared to $500 thousand for the same period in 2015.    The additional provision expense resulted from loan growth and the increase in non-performing loans.  The increase in non-performing loans was due mainly to a single commercial relationship, which has been adequately reserved.  The allowance for loan losses was $9.2 million, or 1.61% of total loans at September 30, 2016 compared to $9.1 million, or 1.69% of total loans at September 30, 2015.

Total other income was $2.0 million for both the third quarters of 2016 and 2015.   Increases of $117 thousand in deposit fees and $41 thousand in interchange fees  were offset by  $102 thousand fewer gains on loan sales and $71 thousand less service charges on loans for the three months ended September 30, 2016 compared to the three months ended September 30, 2015.

Total other income recorded for the nine months ended September 30, 2016 was $5.8 million, an increase of $0.2 million, or 4%, from the $5.6 million recorded for the nine months ended September 30, 2015.  Other income increased from  $0.3 million more deposit service charges and $0.1 million in additional interchange fees that offset $0.2 million fewer gains on loan sales when compared to the first nine months of 2015.

Other expenses increased $0.2 million, or 3%, for the third quarter of 2016 compared to the third quarter of 2015.  The increase was due to a $0.2 million in additional salaries and employee benefits expense and $74 thousand in higher data processing expense.  These increases were partially offset by $78 thousand lower advertising and marketing expense and $72 thousand lower professional service expense.

Other expenses increased to  $16.2 million for the nine months ended September 30, 2016, an increase of $0.1 million from $16.1 million for the nine months ended September 30, 2015.  Increases within this category included a $0.7 million increase in salaries and employee benefits expense, a $0.3 million increase in data processing expense and $0.2 million in PA shares tax expense.  These increases were partially offset by a $0.6 million FHLB prepayment fee, which was paid in the second quarter of 2015 for the early payoff of long-term debt which did not recur in 2016.  Also partially offsetting the increases was a $0.3 million decrease in advertising and marketing expenses for the first nine months of 2016 when compared to the same period of 2015 due to expenses from two branch grand openings in 2015. Additional decreases were $0.1 million in premises and equipment expense and $0.1 million in professional services.

During the nine months ended September 30, 2016, provision for income taxes increased by $0.8 million.  This growth primarily resulted from an audit adjustment reducing income tax expense by $0.4 million during the second quarter of 2015 plus a higher level of taxable income in 2016.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$31,440	$12,277
Investment securities	128,765	125,232
Federal Home Loan Bank Stock	1,201	2,120
Loans and leases	573,898	557,630
Allowance for loan losses	(9,196)	(9,527)
Premises and equipment, net	16,497	16,723
Life insurance cash surrender value	11,346	11,082
Other assets	16,472	13,821

Total assets	$770,423	$729,358

Liabilities
Non-interest-bearing deposits	$160,129	$142,774
Interest-bearing deposits	511,678	477,901
Total deposits	671,807	620,675
Short-term borrowings	10,996	28,204
Other liabilities	6,061	4,128
Total liabilities	688,864	653,007

Shareholders' equity	81,559	76,351

Total liabilities and shareholders' equity	$770,423	$729,358

Average Year-To-Date Balances:	September 30, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$26,274	$22,248
Investment securities	129,246	122,549
Loans and leases, net	554,587	525,571
Premises and equipment, net	16,518	15,954
Other assets	26,107	26,520

Total assets	$752,732	$712,842

Liabilities
Non-interest-bearing deposits	$149,724	$138,389
Interest-bearing deposits	507,090	475,853
Total deposits	656,814	614,242
Short-term borrowings	11,849	19,886
Other liabilities	4,841	4,306
Total liabilities	673,504	638,434

Shareholders' equity	79,228	74,408

Total liabilities and shareholders' equity	$752,732	$712,842

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2016	Sep. 30, 2015	Sep. 30, 2016	Sep. 30, 2015
Interest income
Loans and leases	$6,155	$5,934	$18,150	$17,385
Securities and other	851	678	2,307	1,969

Total interest income	7,006	6,612	20,457	19,354

Interest expense
Deposits	580	574	1,727	1,639
Borrowings and debt	5	6	30	285

Total interest expense	585	580	1,757	1,924

Net interest income	6,421	6,032	18,700	17,430

Provision for loan losses	(225)	(200)	(650)	(500)
Other income	2,024	2,023	5,811	5,606
Other expenses	(5,409)	(5,239)	(16,166)	(16,070)
Provision for income taxes	(776)	(687)	(2,031)	(1,184)
Net income	$2,035	$1,929	$5,664	$5,282

	Three Months Ended
	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
Interest income
Loans and leases	$6,155	$5,989	$6,006	$5,979	$5,934
Securities and other	851	726	730	681	678

Total interest income	7,006	6,715	6,736	6,660	6,612

Interest expense
Deposits	580	567	580	597	574
Borrowings and debt	5	7	18	8	6

Total interest expense	585	574	598	605	580

Net interest income	6,421	6,141	6,138	6,055	6,032

Provision for loan losses	(225)	(275)	(150)	(575)	(200)
Other income	2,024	2,100	1,687	1,927	2,023
Other expenses	(5,409)	(5,369)	(5,388)	(4,952)	(5,239)
Provision for income taxes	(776)	(669)	(586)	(634)	(687)
Net income	$2,035	$1,928	$1,701	$1,821	$1,929

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
Assets
Total cash and cash equivalents	$31,440	$27,853	$41,091	$12,277	$25,690
Investment securities	128,765	129,760	128,673	125,232	126,782
Federal Home Loan Bank Stock	1,201	1,140	1,420	2,120	1,085
Loans and leases	573,898	562,758	557,293	557,630	543,497
Allowance for loan losses	(9,196)	(9,207)	(9,384)	(9,527)	(9,149)
Premises and equipment, net	16,497	16,455	16,519	16,723	16,875
Life insurance cash surrender value	11,346	11,257	11,169	11,082	10,995
Other assets	16,472	16,460	16,601	13,821	13,433

Total assets	$770,423	$756,476	$763,382	$729,358	$729,208

Liabilities
Non-interest-bearing deposits	$160,129	$157,776	$157,358	$142,774	$150,714
Interest-bearing deposits	511,678	505,524	510,553	477,901	492,289
Total deposits	671,807	663,300	667,911	620,675	643,003
Short-term borrowings	10,996	7,258	12,765	28,204	6,743
Other liabilities	6,061	5,522	4,397	4,128	3,829
Total liabilities	688,864	676,080	685,073	653,007	653,575

Shareholders' equity	81,559	80,396	78,309	76,351	75,633

Total liabilities and shareholders' equity	$770,423	$756,476	$763,382	$729,358	$729,208

Average Quarterly Balances:	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
Assets
Total cash and cash equivalents	$21,166	$28,753	$28,960	$17,612	$20,486
Investment securities	130,301	129,604	127,820	127,509	126,238
Loans and leases, net	562,429	553,212	548,034	541,144	532,646
Premises and equipment, net	16,468	16,445	16,641	16,843	17,009
Other assets	26,594	26,347	25,374	24,409	24,769

Total assets	$756,958	$754,361	$746,829	$727,517	$721,148

Liabilities
Non-interest-bearing deposits	$155,516	$148,703	$144,890	$141,198	$143,794
Interest-bearing deposits	505,673	512,695	502,917	493,383	488,608
Total deposits	661,189	661,398	647,807	634,581	632,402
Short-term borrowings	9,266	9,162	17,145	12,003	9,820
Other liabilities	5,409	4,713	4,396	4,766	4,327
Total liabilities	675,864	675,273	669,348	651,350	646,549

Shareholders' equity	81,094	79,088	77,481	76,167	74,599

Total liabilities and shareholders' equity	$756,958	$754,361	$746,829	$727,517	$721,148

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
Selected returns and financial ratios
Basic earnings per share	$0.83	$0.79	$0.69	$0.74	$0.79
Diluted earnings per share	$0.82	$0.79	$0.69	$0.74	$0.79
Dividends per share	$0.29	$0.29	$0.27	$0.37	$0.27
Yield on interest-earning assets (FTE)	4.11%	3.99%	4.04%	4.05%	4.06%
Cost of interest-bearing liabilities	0.45%	0.44%	0.46%	0.48%	0.46%
Net interest spread	3.66%	3.55%	3.58%	3.57%	3.60%
Net interest margin	3.78%	3.66%	3.70%	3.69%	3.72%
Return on average assets	1.07%	1.03%	0.92%	0.99%	1.06%
Return on average equity	9.99%	9.80%	8.83%	9.48%	10.26%
Efficiency ratio	61.85%	63.09%	66.49%	61.15%	63.98%
Expense ratio	1.77%	1.75%	1.99%	1.68%	1.77%

	Nine Months Ended
	Sep. 30, 2016	Sep. 30, 2015
Basic earnings per share	$2.31	$2.17
Diluted earnings per share	$2.30	$2.16
Dividends per share	$0.85	$0.79
Yield on interest-earning assets (FTE)	4.04%	4.08%
Cost of interest-bearing liabilities	0.45%	0.52%
Net interest spread	3.59%	3.56%
Net interest margin	3.71%	3.69%
Return on average assets	1.01%	1.00%
Return on average equity	9.55%	9.57%
Efficiency ratio	63.75%	65.51%
Expense ratio	1.84%	1.90%

Other financial data	Three Months Ended
	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
Book value per share	$33.24	$32.76	$31.92	$31.25	$31.00
Equity to assets	10.59%	10.63%	10.26%	10.47%	10.37%
Allowance for loan losses to:
Total loans	1.61%	1.64%	1.69%	1.71%	1.69%
Non-accrual loans	1.57x	1.56x	1.13x	1.06x	2.09x
Non-accrual loans to total loans	1.02%	1.05%	1.49%	1.61%	0.80%
Non-performing assets to total assets	1.32%	1.37%	1.77%	1.76%	1.11%